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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
of Wells Fargo & Company:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-107230 related to the acquisition of Pacific Northwest Bancorp) of Wells Fargo & Company (the "Company"), of our report dated February 25, 2003, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the Company's December 31, 2002 Annual Report on Form 10-K. Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP

San Francisco, California
November 3, 2003

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  EXHIBIT 23.2